      Exhibit 99.1

HanoverDirect

FOR IMMEDIATE RELEASE

CONTACT:	Hanover Direct, Inc John Swatek Chief Financial Officer Tel: (201) 272-3389	MWW Group Rich Tauberman Tel: (201) 507-9500

HANOVER DIRECT ANNOUNCES DELAY IN FILING
2004 YEAR END AND FIRST QUARTER 2005 FINANCIAL STATEMENTS

      WEEHAWKEN, NJ, June 15, 2005 — Hanover Direct, Inc. (PINK SHEETS: HNVD) announced that its financial statements and the audit of the Company’s 2004 fiscal year end financial statements have not yet been completed and, as a consequence, the Company was not in a position to file its Annual Report on Form 10-K or its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 25, 2004 and March 26, 2005.

      The Company is continuing to work closely with KPMG LLP, its independent registered public accounting firm, to complete its September 25, 2004 quarterly and December 25, 2004 annual financial statements and KPMG’s respective review and audit. Management believes that its financial statements, and KPMG’s review and audit will be completed in short order and that it will be able to file the Form 10-Q for the fiscal period ended September 25, 2004 and the 2004 Form 10-K shortly after these procedures are completed. The first quarter 2005 Form 10-Q will be filed a few weeks after the filing of the Form 10-Q for the fiscal period ended September 25, 2004 and the 2004 Form 10-K, and the Form 10-Q for the fiscal period ended June 25, 2005 will be filed on a timely basis.

Forward Looking Statements

      This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are merely predictions of future events, many of which are beyond management’s control.

About Hanover Direct, Inc.

      Hanover Direct, Inc. (PINK SHEETS: HNVD) and its business units provide quality, branded merchandise through a portfolio of catalogs and e-commerce platforms to consumers, as well as a comprehensive range of Internet, e-commerce, and fulfillment services to businesses. The Company’s catalog and Internet portfolio of home fashions, apparel and gift brands includeDomestications, The Company Store, Company Kids, Silhouettes, International Male, Undergear and Scandia Down. Each catalog can be accessed on the Internet individually by name. Information on Hanover Direct, including each of its subsidiaries, can be accessed on the Internet at www.hanoverdirect.com.